Exhibit 10.28

ADPT CORPORATION

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is made as of                           (the “Grant Date”) between ADPT CORPORATION, a Delaware corporation (the “Company”), and                                  (the “Grantee”). Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Company’s 2006 Director Plan (the “Plan”).

A. The Board of Directors (the “Board”) and shareholders of the Company previously adopted the Plan.

B. Section 8 of the Plan provides that Restricted Stock Units may be granted to any eligible person, subject to the terms and conditions of the Plan, and the Committee has approved the award of a Restricted Stock Unit to the Grantee as of the Grant Date pursuant to the terms of the Plan and this Agreement.

In consideration of the foregoing, the parties hereto hereby agree as follows:

1.	Grant of Restricted Stock Unit. The Company hereby grants to the Grantee a Restricted Stock Unit covering Shares (the “RSU”) as of the Grant Date.

2.	Settlement of RSU. Upon each vesting of all or a specified portion of the RSU, the Company shall transfer to the Grantee (or such other person entitled to receive payment pursuant to this Agreement and the Plan) the number of Shares covered by the RSU vesting on each vesting date.

3.	Vesting. Except as may be otherwise provided in the Plan and this Agreement, the RSU shall vest as follows: 100% of the Shares covered by the RSU shall vest on the earlier of (i) or (ii) the date the Grantee ceases to be a member of the Board for any reason, including as a result of the Grantee’s death or Disability. Vesting of the RSU shall be subject to acceleration as provided in the Plan.

4.	Term of RSU. The term of the RSU commences on the Grant Date and expires upon the date the RSUs vest and the Shares are settled and issued.

5.	Non-Transferability of RSU. The RSU may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may not be subject to execution, attachment or similar process. In any event, the RSU may not be transferred in exchange for consideration.

6.	No Rights as Director or Shareholder. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Grantee’s membership on the Board. Grantee shall not have any rights as a shareholder with respect to any Shares by virtue of the holding of the RSU.

7.	Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan, and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and may not be modified adversely to Grantee’s interest except by means of a writing signed by the Company and Grantee. This agreement is governed by California law except for that body of law pertaining to conflict of laws.

8.	Enforcement of Rights. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

9.	Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

10.	Notices. Any notice to be given under the terms of the Plan shall be addressed to the Company in care of its principal office, and any notice to be given to Grantee shall be addressed to the address maintained by the Company for such person or at such other address as Grantee may specify in writing to the Company.

11.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall he deemed an original and all of which together shall constitute one instrument.

The Company and Grantee agree that the RSU is granted under and governed by the terms and conditions of the Plan and this Agreement. Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and understands all provisions of the Plan and this Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and the Agreement.

IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement as of the Grant Date set forth above.

ADPT CORPORATION

By:

GRANTEE: